Asset Backed Securities
BancCap

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1,026 records

Selection Criteria: All records
Table of Contents
  Summary Aggregate
  IO Loans From the Entire Pool
  FICO & Documentation
  Original LTV
  Principal Balance
  APR & FICO
  APR & LTV

1. Summary Aggregate

WAC: 7.466
Wtd Avg FICO: 629
FICO lt 600: 28.43
FICO 600 650: 41.82
WA LTV: 79.65
LTV eq 80: 44.63
LTV gt 80.01: 27.34
LTV 95.01 100: 1.06
Full Doc: 53.08
Stated Doc: 45.87
Limited Doc: 1.05
Purch %: 40.09
CO refi %: 54.33
Owner OCC: 90.56
Prepay Penalty: 76.76
Wtd Avg DTI: 41.16
ARM %: 86.21
2 YR Fixed ARM: 81.58
3 YR Fixed ARM: 2.57
1st Lien %: 100.00
Avg Loan Balance: 209076.78
# of Loans: 1026
Loan Bal < 100K: 6.15
Mtg Rates > 12%: 0.13
Manuf Housing (%): 1.54
Silent 2nd %: 38.27
IO Loan %: 35.82

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2. IO Loans From the Entire Pool

5 YR IO: 93.39
2 YR IO: 3.06
FICO: 646
LTV: 80.83
DTI: 42.03
Full Doc: 57.53
Purchase: 40.15

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3. FICO & Documentation

FICO & Documentation	Account	% Full Documentation	% Stated Documantation	% Limited Documentation	% Purchase	% CO Refi	WAC	Avg Prin Bal	Wtd Avg LTV	IO Loans	Silent 2nds
451 - 500	3	0.12	0.00	0.00	0.00	0.03	10.145	89,106.02	68.62	0.00	0.00
501 - 550	85	3.42	2.58	0.09	0.70	4.59	8.914	153,729.18	70.42	0.00	0.40
551 - 600	248	17.01	5.42	0.32	5.89	15.63	7.493	196,809.53	77.55	4.65	6.75
601 - 650	421	22.15	18.87	0.26	15.14	23.93	7.363	210,339.91	80.86	17.45	15.10
651 - 700	187	6.87	13.02	0.37	11.60	7.95	7.362	232,477.98	81.12	9.44	10.52
701 - 750	68	2.61	5.16	0.00	5.47	1.89	7.084	245,213.57	82.46	3.47	4.64
751 - 800	14	0.90	0.81	0.00	1.29	0.32	7.179	262,050.67	82.15	0.82	0.85
Total:	1026	53.08	45.87	1.05	40.09	54.33	7.466	209,076.78	79.65	35.82	38.27

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4. Original LTV

Original LTV	Number of Loans	FICO < 450	FICO 450 - 500	FICO 501 - 550	FICO 551 - 600	FICO 601 - 650	FICO 651 - 700	FICO 701 - 750	FICO 751 - 800	FICO 801 - 850	WA FICO	Avg Prin Bal	WAC	Gross Margin	Full Documentation	Stated Documentation	Limited Documentation	IO Loans	Silent Second
30.01 - 40.00	3	0.00	0.00	0.07	0.00	0.06	0.00	0.00	0.00	0.00	558.25	91454.10	7.496	5.750	0.13	0.00	0.00	0.00	0.00
40.01 - 50.00	12	0.00	0.00	0.37	0.41	0.20	0.03	0.00	0.00	0.00	573.29	182050.84	7.861	6.254	0.76	0.26	0.00	0.00	0.00
50.01 - 60.00	27	0.00	0.06	1.02	0.38	0.33	0.13	0.08	0.00	0.00	570.57	158657.37	8.032	6.112	1.00	1.00	0.00	0.08	0.00
60.01 - 70.00	91	0.00	0.04	1.76	2.94	2.18	0.79	0.00	0.00	0.00	590.45	181588.05	7.703	5.928	4.28	3.36	0.06	1.62	0.26
70.01 - 80.00	619	0.00	0.00	1.55	14.65	25.04	14.18	5.29	1.10	0.00	634.18	214198.91	7.235	5.794	30.98	30.20	0.63	23.95	36.86
80.01 - 90.00	234	0.00	0.03	1.33	3.85	11.99	4.22	1.97	0.56	0.00	631.81	219518.07	7.782	5.795	13.22	10.37	0.35	9.29	1.15
90.01 - 100.00	40	0.00	0.00	0.00	0.52	1.48	0.92	0.43	0.05	0.00	642.28	182229.83	8.440	5.866	2.71	0.69	0.00	0.89	0.00
Total:	1026	0.00	0.12	6.09	22.75	41.28	20.27	7.77	1.71	0.00	628.53	209076.78	7.466	5.817	53.08	45.87	1.05	35.82	38.27

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5. Principal Balance

Principal Balance	FICO <= 450	FICO 451 - 500	FICO 501 - 550	FICO 551 - 600	FICO 601 - 650	FICO 651 - 700	FICO 701 - 750	FICO 751 - 800	FICO 801 - 850	WA FICO	Wtd Avg LTV	WAC	Gross Margin	Full Documentation	Stated Documentation	Limited Documentation	IO Loans	Silent Second
0.01 - 50,000.00	0.00	0.00	0.05	0.02	0.04	0.00	0.00	0.00	0.00	578.52	70.06	9.367	5.805	0.04	0.07	0.00	0.00	0.02
50,000.01 - 100,000.00	0.00	0.07	0.77	1.61	2.40	1.03	0.21	0.04	0.00	609.95	78.56	8.537	5.787	3.87	2.26	0.00	0.34	2.41
100,000.01 - 150,000.00	0.00	0.06	1.59	2.91	5.00	1.63	0.60	0.17	0.00	612.15	78.61	7.992	5.821	8.41	3.36	0.18	1.74	4.75
150,000.01 - 200,000.00	0.00	0.00	1.09	4.09	6.59	2.61	0.76	0.25	0.00	621.49	78.75	7.505	5.836	8.98	6.34	0.07	4.09	6.35
200,000.01 - 250,000.00	0.00	0.00	1.03	2.98	6.76	2.88	1.14	0.10	0.00	626.33	80.65	7.495	5.792	8.15	6.64	0.09	4.34	4.79
250,000.01 - 300,000.00	0.00	0.00	0.51	3.83	5.68	2.27	0.91	0.13	0.00	623.36	78.76	7.216	5.851	6.73	6.33	0.26	5.37	5.66
300,000.01 - 350,000.00	0.00	0.00	0.45	2.74	4.54	2.75	2.09	0.15	0.00	640.34	79.54	7.174	5.810	5.27	7.46	0.00	5.75	5.74
350,000.01 - 400,000.00	0.00	0.00	0.00	2.81	2.63	1.91	1.26	0.18	0.00	641.70	81.44	7.221	5.683	3.70	5.09	0.00	4.26	3.56
400,000.01 - 450,000.00	0.00	0.00	0.59	0.19	3.20	1.18	0.58	0.20	0.00	637.08	80.57	7.293	5.912	2.19	3.54	0.21	2.39	1.39
450,000.01 - 500,000.00	0.00	0.00	0.00	1.09	3.33	2.67	0.23	0.00	0.00	642.26	81.74	7.011	5.958	3.34	3.98	0.00	5.12	3.11
500,000.01 - 550,000.00	0.00	0.00	0.00	0.49	0.23	0.48	0.00	0.49	0.00	676.21	77.04	7.587	5.994	1.22	0.24	0.24	0.97	0.48
550,000.01 - 600,000.00	0.00	0.00	0.00	0.00	0.52	0.00	0.00	0.00	0.00	611.00	90.00	7.838	5.675	0.26	0.26	0.00	0.52	0.00
600,000.01 - 650,000.00	0.00	0.00	0.00	0.00	0.00	0.88	0.00	0.00	0.00	662.57	79.66	6.723	4.772	0.58	0.30	0.00	0.59	0.00
700,000.01 - 750,000.00	0.00	0.00	0.00	0.00	0.34	0.00	0.00	0.00	0.00	647.00	65.91	6.500	5.500	0.34	0.00	0.00	0.34	0.00
Total:	0.00	0.12	6.09	22.75	41.28	20.27	7.77	1.71	0.00	628.53	79.65	7.466	5.817	53.08	45.87	1.05	35.82	38.27

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6. APR & FICO

APR & FICO	FICO <= 450	FICO 451 - 500	FICO 501 - 550	FICO 551 - 600	FICO 601 - 650	FICO 651 - 700	FICO 701 - 750	FICO 751 - 800	FICO 801 - 850	WA FICO	LTV	WAC	Gross Margin	Avg Principal	Full Documentation	Stated Documentation	Limited Documentation	IO Loans	Silent Second
5.001 - 5.500	0.00	0.00	0.00	0.18	0.32	0.00	0.00	0.00	0.00	610.60	71.24	5.480	5.785	265592.578	0.50	0.00	0.00	0.25	0.00
5.501 - 6.000	0.00	0.00	0.00	0.79	1.36	0.11	0.71	0.18	0.00	646.07	80.63	5.864	5.646	293350.723	2.46	0.55	0.14	1.65	1.69
6.001 - 6.500	0.00	0.00	0.10	3.50	6.02	2.74	1.45	0.00	0.00	636.20	78.63	6.353	5.737	284695.006	10.57	2.99	0.24	8.57	4.38
6.501 - 7.000	0.00	0.00	0.19	5.26	9.64	6.98	2.53	0.67	0.00	641.33	79.29	6.778	5.786	246391.100	14.93	10.21	0.12	11.52	12.40
7.001 - 7.500	0.00	0.00	0.83	3.05	7.49	4.01	1.23	0.24	0.00	632.31	79.79	7.277	5.827	228912.502	8.06	8.73	0.07	7.09	7.97
7.501 - 8.000	0.00	0.00	0.95	3.67	8.16	2.11	1.05	0.53	0.00	626.17	79.03	7.770	5.760	181115.100	7.23	9.12	0.12	4.84	7.08
8.001 - 8.500	0.00	0.06	0.89	1.55	3.23	2.14	0.20	0.00	0.00	621.16	78.78	8.267	5.927	164677.373	3.50	4.36	0.21	0.82	2.72
8.501 - 9.000	0.00	0.00	0.62	2.95	3.11	0.38	0.04	0.05	0.00	602.91	81.46	8.800	5.922	170298.224	3.63	3.52	0.00	0.46	1.19
9.001 - 9.500	0.00	0.00	0.28	0.92	0.91	0.87	0.24	0.04	0.00	620.89	82.86	9.223	5.824	178817.930	0.73	2.52	0.00	0.45	0.41
9.501 - 10.000	0.00	0.00	0.61	0.81	0.61	0.66	0.21	0.00	0.00	603.07	84.52	9.782	6.000	151681.260	0.64	2.11	0.16	0.17	0.13
10.001 - 10.500	0.00	0.00	0.77	0.00	0.31	0.26	0.03	0.00	0.00	580.85	82.40	10.322	6.042	140331.980	0.26	1.12	0.00	0.00	0.09
10.501 - 11.000	0.00	0.00	0.44	0.06	0.06	0.00	0.09	0.00	0.00	563.28	79.60	10.721	6.039	115708.080	0.26	0.39	0.00	0.00	0.15
11.001 - 11.500	0.00	0.00	0.18	0.00	0.06	0.00	0.00	0.00	0.00	558.42	75.26	11.175	6.061	74729.416	0.16	0.08	0.00	0.00	0.03
11.501 >=	0.00	0.07	0.24	0.03	0.00	0.00	0.00	0.00	0.00	527.80	77.80	12.001	6.485	104861.473	0.17	0.17	0.00	0.00	0.03
Total:	0.00	0.12	6.09	22.75	41.28	20.27	7.77	1.71	0.00	628.53	79.65	7.466	5.817	209076.783	53.08	45.87	1.05	35.82	38.27

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7. APR & LTV

APR & LTV	LTV <=40	LTV 40.01 - 50	LTV 50.01 - 60	LTV 60.01 - 70	LTV 70.01 - 80	LTV 80.01 - 90	LTV 90.01 - 100	LTV 100+	WA LTV	WA FICO	Gross Margin	Avg Prin Bal	Full Documentation	Stated Documentation	Limited Documentation	IO Loans	Silent 2nds
5.001 - 5.500	0.00	0.06	0.00	0.12	0.18	0.14	0.00	0.00	71.24	611	5.785	265,592.58	0.50	0.00	0.00	0.25	0.00
5.501 - 6.000	0.00	0.00	0.00	0.21	2.02	0.91	0.00	0.00	80.63	646	5.646	293,350.72	2.46	0.55	0.14	1.65	1.69
6.001 - 6.500	0.00	0.24	0.08	1.43	8.66	3.25	0.15	0.00	78.63	636	5.737	284,695.01	10.57	2.99	0.24	8.57	4.38
6.501 - 7.000	0.00	0.00	0.25	0.98	19.88	4.07	0.09	0.00	79.29	641	5.786	246,391.10	14.93	10.21	0.12	11.52	12.40
7.001 - 7.500	0.09	0.16	0.28	0.86	11.46	3.31	0.70	0.00	79.79	632	5.827	228,912.50	8.06	8.73	0.07	7.09	7.97
7.501 - 8.000	0.03	0.08	0.49	1.94	9.65	3.88	0.39	0.00	79.03	626	5.760	181,115.10	7.23	9.12	0.12	4.84	7.08
8.001 - 8.500	0.00	0.14	0.35	0.74	5.01	1.38	0.44	0.00	78.78	621	5.927	164,677.37	3.50	4.36	0.21	0.82	2.72
8.501 - 9.000	0.00	0.26	0.15	0.37	3.06	2.64	0.66	0.00	81.46	603	5.922	170,298.22	3.63	3.52	0.00	0.46	1.19
9.001 - 9.500	0.00	0.00	0.32	0.13	0.78	1.76	0.26	0.00	82.86	621	5.824	178,817.93	0.73	2.52	0.00	0.45	0.41
9.501 - 10.000	0.00	0.05	0.07	0.28	0.57	1.53	0.40	0.00	84.52	603	6.000	151,681.26	0.64	2.11	0.16	0.17	0.13
10.001 - 10.500	0.00	0.00	0.00	0.25	0.32	0.61	0.20	0.00	82.40	581	6.042	140,331.98	0.26	1.12	0.00	0.00	0.09
10.501 - 11.000	0.00	0.00	0.00	0.15	0.23	0.21	0.06	0.00	79.60	563	6.039	115,708.08	0.26	0.39	0.00	0.00	0.15
11.001 - 11.500	0.00	0.03	0.00	0.07	0.00	0.10	0.03	0.00	75.26	558	6.061	74,729.42	0.16	0.08	0.00	0.00	0.03
11.501 >=	0.00	0.00	0.00	0.17	0.00	0.17	0.00	0.00	77.80	528	6.485	104,861.47	0.17	0.17	0.00	0.00	0.03
Total:	0.13	1.02	2.00	7.70	61.81	23.95	3.40	0.00	79.65	629	5.817	209,076.78	53.08	45.87	1.05	35.82	38.27

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Asset Finance Group

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, s olicitation or sale is not permitted.The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obliga tion to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disrega rded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.